Exhibit 5.2

601 Lexington Avenue New York, NY 10022 (212) 446-4800 www.kirkland.com	Facsimile: (212) 446-4900

March 28, 2018

Teva Pharmaceutical Industries Limited

5 Basel Street

P.O. Box 3190

Petach Tikva, 4951033 Israel

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special U.S. counsel to Teva Pharmaceutical Industries Limited, an Israeli corporation (“Teva”) and the LLCs (as defined below) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) by Teva, Teva Pharmaceutical Finance IV, LLC, a Delaware limited liability company (“Teva Finance IV LLC”), Teva Pharmaceutical Finance V, LLC, a Delaware limited liability company (“Teva Finance V LLC”), Teva Pharmaceutical Finance VI, LLC, a Delaware limited liability company (“Teva Finance VI LLC” and, together with Teva Finance IV LLC and Teva Finance V LLC, the “LLCs”), Teva Pharmaceutical Finance Company B.V., a Curaçao private limited liability company (“Teva Finance Company BV”), Teva Pharmaceutical Finance IV B.V., a Curaçao private limited liability company (“Teva Finance IV BV”), Teva Pharmaceutical Finance V B.V., a Curaçao private limited liability company (“Teva Finance V BV”), Teva Pharmaceutical Finance N.V., a Curaçao public limited liability company (“Teva Finance NV,” and, together with Teva Finance Company BV, Teva Finance IV BV, and Teva Finance V BV, the “Curaçao Finance Subsidiaries”), Teva Pharmaceutical Finance Netherlands II B.V., a Dutch private limited liability company (“Teva Finance Netherlands II”), Teva Pharmaceutical Finance Netherlands III B.V. (“Teva Finance Netherlands III”), Teva Pharmaceutical Finance Netherlands IV B.V. (“Teva Finance Netherlands IV” and, together with Teva Finance Netherlands II and Teva Finance Netherlands III the “Netherlands Finance Subsidiaries” and, together with the LLCs and the Curaçao Finance Subsidiaries, the “Finance Subsidiaries,” and together with Teva, the “Companies”), to register:

(a) by Teva, (i) American Depositary Shares (“ADSs”), each representing one ordinary share, par value NIS 0.10 per share, of Teva (“Ordinary Shares”); (ii) senior debt securities (the “Teva Senior Debt Securities”), which may be issued pursuant to an indenture (the “Teva Senior Indenture”) to be executed by Teva and The Bank of New York Mellon, as trustee; and subordinated debt securities (the “Teva Subordinated Debt Securities” and, together with the Teva Senior Debt Securities, the “Teva Debt Securities”), which may be issued pursuant to an indenture (the “Teva Subordinated Indenture” and, together with the Teva Senior Indenture, the “Teva Indentures”) to be executed by Teva and The Bank of

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Teva Pharmaceutical Industries Limited

March 28, 2018

New York Mellon, as trustee; (iii) purchase contracts (the “Purchase Contracts”) for the purchase or sale of Teva’s securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above; and (iv) units (the “Units”) consisting of one or more Purchase Contracts, Ordinary Shares, ADSs, Teva Debt Securities, Finance Subsidiary Debt Securities, other equity securities or any combination of such securities; and

(b)     by each of the Finance Subsidiaries, (i) senior debt securities (the “Finance Subsidiary Senior Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, a “Finance Subsidiary Senior Indenture”) to be executed by the applicable Finance Subsidiary, Teva and The Bank of New York Mellon, as trustee; and (ii) subordinated debt securities (the “Finance Subsidiary Subordinated Debt Securities,” and together with the Finance Subsidiary Senior Debt Securities, the “Finance Subsidiary Debt Securities”), guaranteed by Teva, which may be issued pursuant to an indenture (each, a “Finance Subsidiary Subordinated Indenture,” and together with the Finance Subsidiary Senior Indentures, the “Finance Subsidiary Indentures”) to be executed by the applicable Finance Subsidiary, Teva and The Bank of New York Mellon, as trustee.

For purposes of the opinions hereinafter expressed, we have examined copies of the Certificate of Formation and the Operating Agreement of each of the LLCs, the Amended and Restated Deposit Agreement, dated as of November 5, 2012, among Teva, JPMorgan Chase Bank N.A., as depositary (the “Depositary”), and the holders from time to time of ADSs issued thereunder, as amended on February 29, 2016 (the “Deposit Agreement”), the forms of the Teva Indentures and the Finance Subsidiary Indentures, the Registration Statement and originals or copies, certified and otherwise identified to our satisfaction, of such other documents, corporate or limited liability company records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Companies and upon certificates of public officials. In addition, our opinions in paragraph (1) below are based solely upon certificates of good standing issued by the Secretary of State of Delaware.

In connection with this opinion, we have assumed that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), relating to the offered securities will have become effective under the Securities Act of 1933, as amended (the “Act”); (b) a prospectus supplement will have been prepared and filed with the Commission describing the securities offered thereby; (c) all offered securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (d) a definitive purchase, underwriting, sales agency or similar agreement with respect to the offered securities will have been duly authorized and validly executed and delivered by the applicable Company and the other parties thereto; (e) any applicable indenture and indenture trustee will have been qualified under the Trust Indenture Act of 1939, as amended; (f) with respect to any Units, consisting of one or more Purchase Contracts, Ordinary Shares, ADSs Teva Debt Securities, Finance Subsidiary Debt Securities, other equity securities or any combination of such securities, such Units will be authorized, validly issued, fully paid and nonassessable (to the extent applicable); and (g) the Deposit Agreement will not have been terminated or modified subsequent to the date thereof and remains in full force and effect;. We have also assumed that Teva is and will be a company duly incorporated and validly existing as an Israeli corporation in Israel and in good standing under the laws of Israel.

Teva Pharmaceutical Industries Limited

March 28, 2018

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we advise you that:

1.    Each of the LLCs is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act.

2.     Assuming the Deposit Agreement has been duly authorized, executed and delivered by the parties thereto, when ADSs are issued in accordance with the Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable Ordinary Shares, such ADSs will be validly issued and will entitle the holders thereof to the rights specified therein.

3.    When the Teva Debt Securities and the applicable Teva Indenture have been authorized by appropriate corporate authorization, the applicable Teva Indenture has been duly executed by the parties thereto, and the Teva Debt Securities have been executed, authenticated and delivered in accordance with the applicable Teva Indenture against payment therefor, the Teva Debt Securities will be validly issued and the Teva Debt Securities will constitute binding obligations of Teva in accordance with their terms and the terms of the applicable Teva Indenture.

4.    When the Finance Subsidiary Debt Securities and the applicable Finance Subsidiary Indenture have been authorized by appropriate corporate authorization, the applicable Finance Subsidiary Indenture has been duly executed by the parties thereto, and the Finance Subsidiary Debt Securities have been executed, authenticated and delivered in accordance with the applicable Finance Subsidiary Indenture against payment therefor, the Finance Subsidiary Debt Securities will be validly issued and the Finance Subsidiary Debt Securities will constitute binding obligations of such Finance Subsidiary in accordance with their terms and the terms of the applicable Finance Subsidiary Indenture and Teva’s guarantee under each Finance Subsidiary Indenture with respect to such Finance Subsidiary Debt Securities will constitute the valid and binding obligation of Teva.

5.    When the Purchase Contracts and the related purchase contract agreement have been duly authorized by appropriate corporate authorization , and the Purchase Contracts have been duly executed and issued in accordance with the related purchase contract agreement, the Purchase Contracts will constitute valid and binding obligations of Teva, enforceable against Teva in accordance with their terms.

6.    When the Units and the related unit agreement have been duly authorized by appropriate corporate authorization, and the Units have been duly executed and issued in accordance with the related unit agreement, the Unit will constitute valid and binding obligations of Teva, enforceable against Teva in accordance with their terms.

Teva Pharmaceutical Industries Limited

March 28, 2018

Each opinion (an “enforceability opinion”) in this letter that any security is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. In addition, we do not express any opinion as to the enforceability of any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation). “General principles of equity” include, but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel. We express no opinion with respect to the enforceability of any provision which purports to waive the benefit of usury laws. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

This opinion does not cover the law of any jurisdiction other than the law of the State of New York and the Delaware Limited Liability Company Act. We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states. We undertake no responsibility to update or supplement this opinion in response to changes in law or future events or other circumstances. We have assumed the indentures, purchase contract agreement and unit agreement referenced in the numbered paragraphs above will be governed by the law of the State of New York.

This opinion is being furnished in accordance with the requirements of Item 601 of Regulation S-K promulgated under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Registration Statement in the section “Legal Matters.” In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Act.

Teva Pharmaceutical Industries Limited

March 28, 2018

Yours very truly,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP